UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2023, the registrant (“Laser Photonics”) entered into an offer letter with Jade Barnwell, age 54, to be its Chief Financial Officer. Under the terms of the offer letter, Ms. Barnwell will have a six-month trial period through February 1, 2024. During the trial period, Ms. Barnwell will receive a base salary of $20,000.00 per month, not be eligible for any bonus and will receive a grant of restricted shares of Laser Photonics’ common stock under Laser Photonics’ 2019 Stock Incentive Plan in two tranches. The first tranche of Laser Photonics’ restricted common stock shall be made on September 1, 2023, in the amount of the quotient of $100,000 divided by the fair market value of its common stock as of August 1, 2023, to vest in 12 equal monthly installments from August 1, 2023, so long as Ms. Barnwell continues to be employed by Laser Photonics. The second tranche of Laser Photonics’ restricted common stock will be made on September 1, 2023, in the amount of the quotient of $150,000 divided by the fair market value of its common stock as of August 1, 2023, to vest in five equal annual installments on the anniversary date of the grant of such shares so long as Ms. Barnwell continues to be employed by Laser Photonics. Ms. Barnwell also shall receive a severance payment of $9,230.77 in the event that Laser Photonics terminates her as CFO during the trial period other than for cause and she agrees to a release of claim. The foregoing is a summary of the terms of the offer letter with Ms. Barnwell and is qualified in its entirety by the offer letter attached hereto and incorporated herein as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Barnwell has more than 20-years of strategic finance and business leadership experience within accounting, finance, operations, reporting, mergers and acquisitions and business development. As Chief Financial Officer of Laser Photonics, Ms. Barnwell will be an integral member of the executive leadership team with a broad range of leadership responsibilities, including financial and strategic planning, risk management, funding and capital management, SEC and regulatory compliance and investor relations.

Before joining Laser Photonics, Ms. Barnwell held a number of interim financial leadership roles in support of venture capital and private equity portfolio companies. She served as Head of Financial Planning & Analysis (“FP&A”) at Crestview Partners’ Digicomm since November 2022, and as Vice President of FP&A at Marlin Equity Partners’ Allbridge between March 2021 to November 2022. Prior to that, she served as Vice President of FP&A at Vista Equity Partners’ PlanSource between December 2019 and December 2020. From June 2015 to December 2019 Ms. Barnwell served as Senior Manager or FP&A and later as Director of FP&A at Mitsubishi Power Systems where she directed North and South America’s strategic and financial planning. From April 2010 to June 2015 Ms. Barnwell held various financial analyst positions and Business Administration Manager for Siemens Corporation and two of its subsidiaries, TurboCare and Siemens Energy, Inc., and also served as SOX Officer for Siemens Energy, Inc. Ms. Barnwell started her finance career as an audit associate at KPMG LLP’s New York City office in June 2007. Ms. Barnwell received her B.S. degree from Han Yang University, her M.B.A. in International Management from Arizona State University’s Thunderbird School of Global Management and her M.S. in Accountancy from Zicklin School of Business at City University of New York - Baruch College. Further, she is a Certified Public Accountant in the State of New York.

Laser Photonics issued a press release on August 3, 2023 addressing the hiring of Ms. Barnwell as CFO, a copy of which is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Offer of Employment Agreement dated July 28, 2023, between Laser Photonics Corporation and Jade Barnwell

99.1	Press Release dated August 3, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2023	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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